UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	December 20, 2007

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)
(262) 334-9461
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On December 20, 2007, the Board of Directors (the “Board”) of Gehl Company (the “Company”) amended the Company’s By-Laws to provide as set forth in Exhibit 3.1 to this Current Report on Form 8-K (the “Restated By-Laws”). The Restated By-Laws reflect:

•	amendments to Sections 6.01, 6.04, 6.05 and 6.08 of the Company’s By-Laws to permit the Company to issue uncertificated shares, in addition to certificated shares as previously authorized by such sections, in connection with making the Company’s securities eligible for direct registration as required by the NASDAQ Stock Market rules;

•	an amendment to Section 3.12 of the Company’s By-Laws to decrease the minimum number of directors required to serve on each committee of the Board and to remove certain restrictions on the ability of committees of the Board to exercise the authority of the Board, reflecting recent changes in the Wisconsin Business Corporation Law; and

•	the adoption of new Section 4.05 of the Company’s By-Laws, describing the responsibilities of the Chief Executive Officer, as well as various related conforming amendments.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)	By-Laws of Gehl Company, as amended and restated through December 20, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: December 21, 2007	By: /s/ Michael J. Mulcahy
Michael J. Mulcahy
Vice President, Secretary and General Counsel

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated December 20, 2007

Exhibit
Number

(3.1)	By-Laws of Gehl Company, as amended and restated through December 20, 2007.

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